EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-134960) of our report dated March 14, 2007 and relating to the financial statements of AmTrust Financial Services, Inc. appearing in the Annual Report on Form 10-K of AmTrust Financial Services, Inc. for the year ended December 31, 2006, and to the reference to us under the heading “Experts” in such Prospectus, which is part of such Registration Statement.

/s/ BDO Seidman LLP

BDO Seidman LLP

New York, New York
August 2, 2007